UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2005

                                    ENERGY CONVERSION DEVICES, INC.

(Exact Name of Registrant as Specified in Charter)

        Delaware                                             1-8403                              38-1749884

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

 2956 Waterview Drive, Rochester Hills, MI                                                    48309

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Energy Conversion Devices, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On October 25, 2005, Energy Conversion Devices, Inc. announced that it filed a shelf registration statement with the Securities and Exchange Commission, which, when declared effective by the SEC, will enable ECD to offer and sell up to an aggregate of $300 million of common stock, senior and subordinated debt securities, subscription rights, stock purchase contracts or stock purchase units from time to time in one or more public offerings.

ECD separately filed a registration statement with the SEC relating to the resale of up to 1,934,564 shares of common stock, of which 649,021 have been issued, 885,543 shares are issuable under existing Stock Option Agreements with certain senior officers and 400,000 shares are issuable upon the exercise of currently exercisable warrants.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release issued by ECD on October 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:        /s/ Stephan W. Zumsteg

Vice President and Chief Financial Officer

Date: October 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by ECD on October 25, 2005